BLOGGERWAVE CELEBRATES THREE YEARS OF REMARKABLE GROWTH

MOUNTAIN VIEW, Calif., March 11, 2010 – Bloggerwave Inc. (“Bloggerwave”) (OTCBB: BLGW.OB), an innovative commercial blogging company, proudly celebrates this month three years of remarkable growth – based on the meteoric rise and power of social media (independent bloggers and online networks like MySpace, Facebook, Twitter and YouTube) and the early recognition that this could become the platform for a whole new breed of advertising.

Since March 2007, Bloggerwave has grown from a small network of 4,000 bloggers to more than 30,000 today, serving an international client base of Fortune 500 companies, with offices on two continents and a business presence around the world.

“We are extremely pleased with our achievements and we expect to aggressively capitalize on them in the coming year,” declared Ulrik Thomsen, Director of Bloggerwave.  “We continued to grow during the tough economic year of 2009 as clients looked to our innovative business model of spreading company messages through blogs, providing low cost, highly effective and measurable results, and we are moving ahead strongly in 2010.”

By the start of 2010, Bloggerwave had become one of the world’s top social media optimization companies, ranking #1 in the European market and #3 in the U.S. market.  Going forward, determined to capture the lead in the U.S. market and raise its profile worldwide, the Company gained listing on the OTC Bulletin Board and opened offices in California in January.  This month, marking its third anniversary, it moved to larger quarters in Denmark and expanded it presence in Asia, building on successful 2009 campaigns in China, Indonesia, India and Japan for companies like Carlsberg and Coke Zero.

Bloggerwave currently serves its clients and bloggers in four languages, and will soon launch platforms in additional languages in the near future.  Already available in English, Danish, Swedish, and German, the Company’s multilingual capabilities are one of the strengths that propelled it to be the leading strategic commercial blogging company in Europe.  With the coming addition of widely-used international languages, such as French and Spanish, as well Japanese, Korean and Chinese, Bloggerwave continues to ride the tidal wave of social media to provide the most innovative approach to advertorial advertising in an environment where consumers spend more hours online and increasingly turn to the Internet for consumer guidance.

“As social media grows, so too does social media optimization,” Thomsen stated. “Its uses range far beyond marketing.  Used strategically, SMO helps companies with product and service development, brand-building, customer satisfaction and relations, and business development.  Through Bloggerwave’s innovative technologies, our clients can track how their messages are spreading around the Internet and being received by local and international audiences.  Brand awareness and reputation growth can be measured, search engine rankings are improved, and internal communication and online sales are enhanced.  We are excited about the challenges ahead of us in 2010 as the SMO trend continues to surge. ”

About Bloggerwave
Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services.  It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company’s website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines –and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors.  The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

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For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com or contact Stanley Wunderlich at (800) 625-2236 extension 7770 or info@cfsg1.com